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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                            SHILOH INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                 [SHILOH LOGO]
                           Suite 202, 103 Foulk Road
                           Wilmington, Delaware 19803
                           Telephone: (302) 998-0592

                                                               February 25, 2000

Dear Shiloh Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shiloh Industries, Inc., which will be held on Thursday, March 30, 2000, at 10:00 a.m. at the Holiday Inn Select, 15471 Royalton Road, Strongsville, Ohio 44136.

     This year, your Board of Directors is recommending that you (i) elect three Directors of a class whose term is described in the proxy statement and (ii) approve the appointment of the independent certified public accountants of the Company for the current fiscal year.

     The Company has enclosed a copy of its Annual Report for the fiscal year ended October 31, 1999 with this notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 1999 Annual Report, please contact Craig A. Stacy at Shiloh Industries, Inc., 5389 W. 130th Street, Cleveland, Ohio 44130-1094, (216) 267-2600, and you will be sent one.

     Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your representation at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,

                                          /s/ John F. Falcon

                                          JOHN F. FALCON
                                          President, Chief Executive Officer and
                                          Director

                                 [SHILOH LOGO]
                           SUITE 202, 103 FOULK ROAD
                           WILMINGTON, DELAWARE 19803

        ----------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 30, 2000
        ----------------------------------------------------------------

     The Annual Meeting of Stockholders of Shiloh Industries, Inc., a Delaware corporation (the "Company"), will be held on Thursday, March 30, 2000, at 10:00 a.m. (the "Annual Meeting"), at the Holiday Inn Select, 15471 Royalton Road, Strongsville, Ohio 44136, for the purpose of:

     (1) Electing three (3) Directors of a class whose term is described in the proxy statement;

     (2) Approving the appointment of the independent certified public accountants of the Company for the fiscal year ending October 31, 2000; and

     (3) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on February 17, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ David J. Hessler
                                          DAVID J. HESSLER
                                          Secretary

February 25, 2000

     The Company's Annual Report for the fiscal year ended October 31, 1999 (the "1999 Annual Report") is enclosed. The 1999 Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

     EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                            SHILOH INDUSTRIES, INC.
                           Suite 202, 103 Foulk Road
                           Wilmington, Delaware 19803

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 30, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Shiloh Industries, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company to be held on March 30, 2000 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to stockholders commencing on or about February 25, 2000.

     If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later dated proxy.

     Stockholders of record of the Company at the close of business on February 17, 2000 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 14,509,134 shares of Common Stock. A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at the place of the Annual Meeting for a period of ten days prior to the meeting. Each share of Common Stock is entitled to one vote. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the vote of the stockholders. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked "abstain," as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.

     The three nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

     The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (i) for the nominees for Director named in this Proxy Statement; (ii) for approval of the appointment of PricewaterhouseCoopers LLP, as independent certified public accountants; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting.

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes of Directors to be as nearly equal in number of Directors as possible. Class I currently consists of Dominick
C. Fanello, Richard S. Gray and David J. Hessler and their current term of office expires at this Annual Meeting. Class II consists of Ronald C. Houser, James C. Fanello and James A. Karman and their current term of office will expire at the 2001 annual meeting of stockholders. Class III consists of John F. Falcon, Curtis E. Moll and Theodore K. Zampetis and their current term of office will expire at the 2002 annual meeting of stockholders. At each annual stockholders' meeting, Directors are elected for a term of three years and hold office until their successors are elected and qualified or until their earlier removal or resignation. Newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the remaining Directors then in office. All Directors, other than Directors who are employees of the Company, receive a retainer of $5,000 per quarter. In addition, each such Director receives a fee of $1,500 for each Board of Directors meeting and $1,000 for each committee meeting attended, provided that such fees for attendance at Board meetings and committee meetings may not exceed $1,500 per day. Directors receive an additional fee of $500 for serving as Chairman of their respective committees. In addition, each such Director is reimbursed for any reasonable travel expenses incurred in attending such meetings.

     At the Annual Meeting, three Directors are to be elected to hold office, each for a term of three years and until his successor is elected and qualified. The Board of Directors recommends that its three nominees for Director be elected at the Annual Meeting. The nominees are Dominick C. Fanello, David J. Hessler and Maynard H. Murch IV. Messrs. D. Fanello and Hessler currently serve as Directors of the Company. Messrs. D. Fanello and Hessler have served as Directors of the Company since its formation in April 1993. Mr. Murch has been newly nominated for election as a Class I Director of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election, which events are not anticipated, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend.

     Information regarding the nominees and continuing Directors of the Company is set forth below:

                   NAME                     AGE                   POSITION(S)
                   ----                     ---                   -----------
John F. Falcon(1).........................  51     President, Chief Executive Officer and
                                                   Director
Dominick C. Fanello(1)....................  78     Vice Chairman of the Board and Director
James C. Fanello(1).......................  70     Executive Vice President and Director
David J. Hessler..........................  56     Secretary and Director
Ronald C. Houser..........................  52     Director
James A. Karman (2)(3)....................  62     Director
Curtis E. Moll (1)........................  60     Chairman of the Board and Director
Maynard H. Murch IV (4)...................  56     Nominee
Theodore K. Zampetis (2)(3)...............  54     Director

---------------

(1) Member of the Executive Committee.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.
(4) In the event that Mr. Murch is elected as a Director, he will be a member of the Audit and Compensation Committees.

DIRECTOR NOMINEES

     DOMINICK C. FANELLO has been Vice Chairman of the Board since October 1996 and a Director of the Company since its formation in April 1993. Mr. Fanello served as Chairman of the Board of the Company from April 1993 to October 1996. In January 1995, Mr. Fanello resigned his position as the Chief Executive Officer of the Company, a position he had previously held since April 1993. Mr. Fanello has also served as the Chairman and Chief Executive Officer of Shiloh Corporation since 1954, and was one of the founders of Shiloh Corporation and its predecessor. Mr. Fanello also serves as a director of Park National Bank (Newark, Ohio), Richland Trust Company and Rouge Steel Company.

     DAVID J. HESSLER has been the Secretary and a Director of the Company since its formation in April 1993. Mr. Hessler has been a Senior Partner in the law firm of Wegman, Hessler, Vanderburg & O'Toole or its predecessors since 1978, and has been the Secretary of MTD Products Inc ("MTD Products"), a privately held manufacturer of outdoor power equipment, since 1977.

     MAYNARD H. MURCH IV has served as the President of Maynard H. Murch Co., Inc., an investment company, since January 1985. In addition, Mr. Murch has served as Vice President of Parker/Hunter Incorporated, an investment company, since 1976. Mr. Murch also serves as a director of Robbins & Meyers, Inc.

CONTINUING DIRECTORS

     JOHN F. FALCON has been the President, Chief Executive Officer and a Director of the Company since April 1999. From 1995 to April 1999, Mr. Falcon held several positions at Lear Corporation, a supplier of automotive interior systems, including Director of Interiors for its General Motors division. Prior to that time, he had over twenty years of experience at General Motors, a manufacturer of vehicles, where he held several positions, including, among others, Worldwide Operations Manager for ignition and filtration products.

     JAMES C. FANELLO has been the Executive Vice President and a Director of the Company since its formation in April 1993. Mr. Fanello served as the President of Stamping and Blanking operations from April 1993 to October 1996. Mr. Fanello has been employed by Shiloh Corporation and its predecessor since 1951, during which time he has held various positions, including President and Executive Vice President.

     RONALD C. HOUSER became a Director of the Company in December 1999. Since August 1996, Mr. Houser has served as Chief Financial Officer of MTD Products. Prior to that time, Mr. Houser served as Assistant Comptroller for The Goodyear Tire & Rubber Company, a manufacturer of tires, belts, hoses and other rubber products for the transportation industry.

     JAMES A. KARMAN became a Director of the Company in January 1995. Since 1978, Mr. Karman has served as President and Chief Operating Officer, and since 1963 as a member of the Board of Directors, of RPM, Inc., a worldwide producer of specialty chemicals, coatings and sealants for industrial and consumer markets. Mr. Karman also serves as a director of Metropolitan Financial Corp. and A. Schulman, Inc.

     CURTIS E. MOLL has served as a Director of the Company since its formation in April 1993 and become Chairman of the Board in April 1999. Since 1980, Mr. Moll has served as the Chairman of the Board and Chief Executive Officer of MTD Products. Mr. Moll also serves as a director of The Sherwin-Williams Company.

     THEODORE K. ZAMPETIS has served as a Director of the Company since July 1993. From 1991 until his retirement in October 1999, Mr. Zampetis served as President,Chief Operating Officer and a director of The Standard Products Company, a manufacturer of rubber and plastic parts principally for automotive original equipment manufacturers. Prior to such time, Mr. Zampetis served in various managerial positions with The Standard Products Company, including Vice President and President, Standard Products (Canada) Limited, and Vice President-Manufacturing, North American Automotive Operations.

     Dominick C. Fanello and James C. Fanello are brothers.

COMMITTEES AND DIRECTORS MEETINGS

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. These committees were established in July 1993 in connection with the Company's initial public offering.

     The Executive Committee exercises the power and authority of the Board of Directors on all matters, except as expressly limited by applicable law, in the interim period between Board of Directors' meetings. The Executive Committee did not meet in fiscal 1999.

     The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the appointment of the Company's independent certified public accountants. The Audit Committee discusses with the Company's management and the Company's independent certified public accountants the overall scope and specific plans for the accountants' audit. The Audit Committee meets annually with the Company's senior management and independent certified public accountants to discuss the results of the accountants' examination and the Company's financial reporting. The Audit Committee held two meetings in fiscal 1999.

     The Compensation Committee oversees all matters relating to human resources of the Company and administers (i) all stock option or stock-related plans and, in connection therewith, all awards of options and performance units to employees pursuant to any such stock option or stock related plan; (ii) all bonus plans, including, without limitation, the Executive Incentive Bonus Plan; and (iii) all compensation of the Chief Executive Officer and President of the Company. The Compensation Committee held two meetings in fiscal 1999.

     The Board of Directors held eight meetings in fiscal 1999. All of the Directors attended at least seventy-five percent (75%) of the total meetings held by the Board of Directors and the Committees on which they served in fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The law firm of Wegman, Hessler, Vanderburg & O'Toole, of which Mr. Hessler is a Senior Partner, provided services to the Company in fiscal 1999 in the amount of $431,389 and provides services to the Company on an on-going basis. Mr. Hessler is the Secretary and a Director of the Company. Although Mr. Hessler is Secretary of the Company, he receives no compensation for holding such position.

     On June 21, 1999, the Company entered into a purchase agreement with MTD Products to acquire the automotive division of MTD Products ("MTD Automotive"). Consideration for this acquisition, which was consummated on November 1, 1999, consisted of $20.0 million and 1,428,571 shares of newly issued Common Stock of the Company. In addition, the aggregate consideration will be increased or decreased based on the performance of MTD Automotive over the first twelve months after consummation of the acquisition. MTD Products currently owns approximately 56% of the Common Stock, including the shares of Common Stock issued as consideration for the acquisition of MTD Automotive. The Company believes the terms of the acquisition of MTD Automotive are no less favorable than those that could have been obtained pursuant to an arms-length transaction between unaffiliated parties.

     At the closing of the acquisition of MTD Automotive, the Company entered into a Transitional Services Agreement with MTD Products. Under the terms of such agreement, MTD Products will continue to provide information management and other administrative services to MTD Automotive for the earlier of two years after the consummation of the acquisition of MTD Automotive or the date upon which the Company can implement its own information services and other administrative services. As compensation for these services, the Company will pay MTD Products $50,000 a month for each month that MTD Products provides such services. Such amount may be adjusted during the second year of the agreement based upon increases in the consumer price index.

     In fiscal 1999, the Company made sales to MTD Products in the aggregate amount of approximately $10.9 million. The Company believes that the terms of these sales are no less favorable than those that could have been obtained pursuant to arm's-length transactions with unaffiliated parties. While some of the sales by the Company to MTD Products will be eliminated as a result of the acquisition by the Company of MTD Automotive, the Company expects to continue to sell certain products to MTD Products. For example, MTD Automotive will continue to provide, among other things, lawn mower blades to MTD Products. In addition, MTD Products will continue to provide certain automotive parts to MTD Automotive. The Company believes that the terms of these sales and purchases between MTD Automotive and MTD Products have been in the past and will continue to be no less favorable than those that could have been obtained pursuant to arm's length transactions with unaffiliated parties.

     In June 1993, the Company entered into a registration rights agreement (the "Registration Agreement"), which grants to both MTD Products and the former shareholders of Shiloh Corporation, including Messrs. D. Fanello and J. Fanello as a group (collectively, the "Shiloh Group"), (i) the right to require the Company on one occasion to register all or part of their holdings of Common Stock and (ii) certain "piggyback" registration rights to participate in future registrations of the securities of the Company. Under the Registration Agreement, the Company is required to pay all expenses incurred in connection with any such registrations other than any underwriting discounts and commissions associated with the sale of such Common Stock of such stockholders or fees of their counsel.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Except as otherwise noted, the following table sets forth certain information as of December 1, 1999 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by each of the Directors, the nominee for Director and each of the executive officers named in the Summary Compensation Table, and all Directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by the respective Director, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

                                                                               PERCENTAGE
                                                             AMOUNT AND       OF SHARES OF
                                                               NATURE            COMMON
                                                            OF BENEFICIAL        STOCK
                   NAMES AND ADDRESSES                        OWNERSHIP       BENEFICIALLY
                  OF BENEFICIAL OWNERS                     OF COMMON STOCK     OWNED (%)
                  --------------------                     ---------------    ------------
Stockholders Agreement Group(1)
  c/o Shiloh Corporation
  402 Ninth Avenue
  Mansfield, Ohio 44905..................................    10,375,773             70.9%
Dominick C. Fanello(2)
  402 Ninth Avenue
  Mansfield, Ohio 44905..................................       812,713              5.6
James C. Fanello(3)(4)
  402 Ninth Avenue
  Mansfield, Ohio 44905..................................       833,012              5.7
MTD Products Inc.
  5965 Grafton Road
  Valley City, Ohio 44280(5).............................     8,136,306             56.1
Merrill Lynch & Co., Inc.
  World Financial Center
     250 Vesey Street
     New York, New York 10381(6).........................     1,823,600             12.6
U.S. Bancorp
  601 2nd Ave. South
  Minneapolis, Minnesota 55402(7)........................     1,000,000              6.9
Dimensional Fund Advisers, Inc.
  1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401(8)...................       839,600              5.8
John F. Falcon...........................................        10,000                *
Richard S. Gray..........................................         4,000                *

                                                                               PERCENTAGE
                                                             AMOUNT AND       OF SHARES OF
                                                               NATURE            COMMON
                                                            OF BENEFICIAL        STOCK
                   NAMES AND ADDRESSES                        OWNERSHIP       BENEFICIALLY
                  OF BENEFICIAL OWNERS                     OF COMMON STOCK     OWNED (%)
                  --------------------                     ---------------    ------------
David J. Hessler(9)......................................         9,000                *
Ronald C. Houser(10).....................................     8,118,306             56.0
James A. Karman..........................................         1,000                *
Curtis E. Moll(11).......................................     8,164,306             56.3
Maynard H. Murch IV......................................             0                *
Theodore K. Zampetis.....................................         2,000                *
William R. Burton(12)....................................        57,500                *
G. Rodger Loesch(13).....................................        47,963                *
David K. Frink(14).......................................        27,582                *
Robert L. Grissinger(15).................................       404,049              2.8
Craig A. Stacy(16).......................................       121,585                *
Nickolas L. Blauwiekel(17)...............................        10,400                *
All Directors, the Director Nominee and executive
  officers as a group (16 persons).......................    10,507,110             71.0%

---------------

* Less than one percent

(1) The Company, MTD Products, Robert L. Grissinger Robert E. Sutter and certain trusts for the benefit of Dominick C. Fanello, James C. Fanello, Rose M. Fanello and Kathleen M. Fanello have entered into a stockholders agreement, as amended as of March 11, 1994 to release certain parties to the original stockholders agreement, relating to the shares of Common Stock owned by each of the signatories (the "Stockholders Agreement"). As a result, the parties to the Stockholders Agreement may be deemed to have acquired beneficial ownership of all the shares of Common Stock subject to the Stockholders Agreement, an aggregate of 10,375,773 shares, as a "group" as defined under the Exchange Act. Each of the parties to the Stockholders Agreement disclaims any beneficial ownership with respect to shares of Common Stock held by the other parties to the Stockholders Agreement. The number of shares of Common Stock shown for each of the parties to the Stockholders Agreement named separately in the table does not include shares that may be deemed to be beneficially owned by such individuals solely as a result of the Stockholders Agreement.

(2) Includes 637,007 shares owned of record by the Dominick C. Fanello Trust and held by The Richland Bank, as trustee under a Trust Agreement, dated as of January 28, 1988. Under the terms of the trust agreement, the trustee has sole voting and dispositive power with respect to the shares held by the trust. Mr. Fanello has the right to revoke such trust at any time upon written notice to the trustee. Also includes 790 shares owned by Mr. Fanello's spouse, 174,616 shares owned of record by the Rose Fanello Trust and 300 shares held by Mr. Fanello as custodian for three minor grandchildren. Mr. Fanello shares voting power with Rose Fanello with respect to the shares held by Rose Fanello and the Rose Fanello Trust.

(3) Includes 637,007 shares owned of record by the James C. Fanello Trust and held by Key Trust Company of Ohio, N.A., formerly known as Society Bank & Trust ("Key Trust"), as trustee under a Trust Agreement, dated as of May 17, 1993, and includes 170,139 shares owned of record by the Kathleen Fanello Trust. Mr. Fanello shares voting power with Kathleen Fanello with respect to the shares held by the Kathleen Fanello Trust. Under the terms of Mr. Fanello's trust agreement, Key Trust has sole voting power and shared dispositive power with Mr. Fanello with respect to the shares held by the trust. In addition, the trust agreement grants Mr. Fanello the right to revoke such trust at any time upon notice to the trustee. As a result of its capacity as trustee for Mr. J. Fanello and certain members of his immediate family, Key Trust's parent corporation, KeyCorp, claimed to have, as reported on a Schedule 13G filed on February 15, 2000, sole voting power with respect to 904,035 shares of Common Stock of the Company, sole dispositive power with respect to 903,185 shares of Common Stock of the Company and shared dispositive power with respect to 850 shares of Common Stock of the Company. The address of KeyCorp is 127 Public Square, Cleveland, Ohio 44114-1306.

(4) Also includes 25,000 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable.

(5) Includes 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc. Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Also includes 20,000 shares of Common Stock held by the Jochum-Moll Foundation, a charitable organization in which MTD Products is a major contributor. Also includes 1,000,000 shares of Common Stock held by Summit Insurance Co. of America, a wholly owned subsidiary of MTD Products.

(6) Based on a Schedule 13G filed on February 7, 2000. Includes 674,500 shares of Common Stock owned by Merrill Lynch Special Value Fund, Inc. at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(7) The shares reported are beneficially owned by the Summit Insurance Co. of America. See footnotes (5), (10) and (11). Based on a Schedule 13G filed on February 11, 2000.

(8) Based on a Schedule 13G filed on February 3, 2000.

(9) Includes 1,000 shares owned by Mr. Hessler's spouse and includes 6,000 shares held by trusts in which Mr. Hessler serves as co-trustee. Under the terms of the trust agreements, Mr. Hessler has shared voting and investment power with respect to these shares. Mr. Hessler disclaims beneficial ownership of these 7,000 shares.

(10) Includes 6,011,906 shares which are owned of record by MTD Products and 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc. Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Also includes 1,000,000 shares of Common Stock held by Summit Insurance Co. of America, a wholly owned subsidiary of MTD Products. Mr. Houser is Chief Financial Officer and a director of MTD Products. Mr. Houser's address is c/o MTD Products Inc, 5965 Grafton Road, Valley City, Ohio 44280.

(11) Includes 6,011,906 shares which are owned of record by MTD Products and 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc. Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Also includes 1,000,000 shares of Common Stock held by Summit Insurance Co. of America, a wholly owned subsidiary of MTD Products. Mr. Moll is Chairman of the Board, Chief Executive Officer and a director of MTD Products. Also includes 500 shares held by Moll Family Properties, 1000 shares held by Mr. Moll's spouse, 21,500 shares held by the Belle Moll Estate and 20,000 shares held by the Jochum-Moll Foundation, a charitable organization in which Mr. Moll shares voting and investment power over all the foundation's assets. Mr. Moll disclaims beneficial ownership of these shares. Mr. Moll's address is c/o MTD Products Inc, 5965 Grafton Road, Valley City, Ohio 44280.

(12) Includes 57,000 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable. Based on information provided by the beneficial owner as of June 1, 1999. Mr. Burton resigned in August 1999.

(13) Includes 47,000 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable. Based on information provided by the beneficial owner as of June 1, 1999. Mr. Loesch resigned in September 1999.

(14) Represents 27,000 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable.

(15) Includes 105,000 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable. Mr. Grissinger served as President, Chief Executive Officer and Chairman of the Board until April 1999.

(16) Includes 27,000 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable. Mr. Stacy serves as trustee under each of the defined contribution benefit plans administered by the Company and, in such capacity, exercises voting and dispositive power with respect to the securities held by such benefit plans. Such plans have acquired an aggregate of 93,185 shares of Common Stock as part of the Company's required employer contribution. As a result, the beneficial ownership reported in the table for Mr. Stacy includes the shares held by such benefit plans. Includes 400 shares of Common Stock held by Mr. Stacy's spouse.

(17) Includes 10,000 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan which are currently exercisable. Mr. Blauwiekel resigned in February 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Form 4s to report the following transactions were filed late due to an administrative oversight:

     - Nickolas L. Blauwiekel purchased 200 shares of Common Stock; and

     - Dominick Fanello and James Fanello each sold 500,000 shares of Common Stock to Summit Insurance Co. of America, a wholly owned subsidiary of MTD Products. Curtis Moll and Ronald Houser are deemed to beneficially own this Common Stock.

     The Form 3s to report the following events were filed late due to an administrative oversight:

     - Nickolas L. Blauwiekel became an executive officer of the Company in November 1998;

     - Patrick C. Boyer became an executive officer of the Company in June 1999; and

     - Mark D. Theisen became an executive officer of the Company in November 1999.

STOCKHOLDERS AGREEMENT

     The Company, Messrs. D. Fanello, J. Fanello, Grissinger and Sutter and various trusts set up for the benefit of members of the Fanello families, and MTD Products have entered into the Stockholders Agreement. The Stockholders Agreement provides that the Shiloh Group and MTD Products will each vote their shares of Common Stock in favor of the election of Directors of the Company for the three individuals proposed by the Shiloh Group and the three individuals proposed by MTD Products when such individuals' current terms expire and such individuals stand for election. The Director nominees proposed for election at the Annual Meeting by the Shiloh Group and MTD Products are Messrs. D. Fanello and Hessler, respectively. The Stockholders Agreement also provides for rights of first refusal with respect to transfers of Common Stock by the Shiloh Group, MTD Products and certain of their respective successors and assigns. Subject to certain exceptions, if either MTD Products or any of its permitted transferees or any of the Shiloh Group or any of their permitted transferees propose to sell or otherwise transfer any of their shares of Common Stock, such person shall first offer such shares of Common Stock to the other members of its group, stating the proposed price and terms of such transfer. The other members of its group may then elect to purchase the offered shares at the offered price and on the same terms. If the other members of such group do not exercise their rights to purchase all of the shares of Common Stock offered, the members of the other group have a similar purchase right with respect to the remaining shares. If the members of the two groups do not elect to purchase all of the shares of Common Stock offered, the offering party is then free to sell such shares to the proposed transferee at the same price and on the same terms as offered to each group. The Directors' voting provision of the Stockholders Agreement has a term of ten years. The other provisions of the Stockholders Agreement terminate on the date on which either MTD Products or the members of the Shiloh Group cease to own at least 10% of the issued and outstanding shares of Common Stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The table below provides information relating to compensation for the Company's last three fiscal years for persons serving as the Chief Executive Officer during the fiscal year, the four most highly compensated executive officers of the Company and the additional individuals who would have been deemed the most highly compensated executive officers except that such individuals did not serve the Company in such capacity at the end of the fiscal year. The amounts shown include compensation for services in all capacities that were provided to the Company and its direct and indirect subsidiaries and predecessors.

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS            ALL
                                                        ANNUAL                      SECURITIES         OTHER
                                                     COMPENSATION                   UNDERLYING        COMPEN-
        NAME AND PRINCIPAL POSITION          YEAR     SALARY ($)     BONUS ($)    OPTIONS/SARS(1)    SATION($)
        ---------------------------          ----    ------------    ---------    ---------------    ---------
John F. Falcon(2)..........................  1999      $167,309      $ 50,000         45,000          $    --
  President, Chief Executive Officer and
  Director
Robert L. Grissinger(3)....................  1999      $225,367      $     --         25,000          $ 4,615(4)
  President, Chief Executive Officer         1998       375,000        50,000         15,000            6,911(4)
  and Chairman of the Board                  1997       325,000       275,000             --            9,230(4)
James C. Fanello...........................  1999      $254,808      $     --             --          $ 7,187(4)
  Executive Vice President                   1998       250,000            --             --            5,814(4)
                                             1997       250,000       100,000             --            8,459(4)
G. Rodger Loesch(5)........................  1999      $187,538      $     --         12,000          $ 5,934(4)
  Executive Vice President --                1998       184,000        20,000         10,000            6,908(4)
  Engineered Products                        1997       175,000       110,000             --            8,865(4)
William R. Burton(6).......................  1999      $187,538      $     --         12,000          $ 5,934(4)
  Senior Vice President --                   1998       184,000        20,000         10,000            6,908(4)
  Corporate Planning                         1997       175,000       110,000             --            8,865(4)
David K. Frink.............................  1999      $192,014      $ 40,000         12,000          $ 6,364(4)
  Executive Vice President --                1998       166,423        40,000         10,000            7,917(4)
  Steel Processing and Director              1997       130,000       100,000             --           12,019(4)
  of Corporate Purchasing
Craig A. Stacy.............................  1999      $152,404      $ 30,000         12,000          $ 6,366(4)
  Chief Financial Officer                    1998       125,000        30,000         10,000            6,682(4)
  and Treasurer                              1997       105,481        75,000             --            7,201(4)
Nickolas L. Blauwiekel(7)..................  1999      $146,416      $     --         10,000          $59,682(8)
  Vice President -- Human Resources

---------------

(1) During fiscal 1997, the Company did not grant any stock options under the Company's 1993 Key Employee Stock Incentive Plan.

(2) On April 12, 1999, John F. Falcon was appointed President and Chief Executive Officer of the Company. His annual salary for fiscal 1999 was $300,000.

(3) Mr. Grissinger resigned as President, Chief Executive Officer and Chairman of the Board in April 1999. In addition to the information provided for fiscal year 1999, on May 1, 1999, Mr. Grissinger entered into a consulting agreement with the Company providing for $250,000 to be paid to him during the twelve months following his resignation.

(4) The amounts listed were contributed by Shiloh Corporation to Shiloh Corporation's qualified profit sharing retirement plan, as profit sharing contributions and as matching contributions relating to before-tax contributions made by such named executive officer under such plan.

(5) In September 1999, Mr. Loesch resigned from the Company. Pursuant to a severance agreement, Mr. Loesch will receive twelve months salary following his resignation.

(6) Mr. Burton served as Senior Vice President, Corporate Planning of the Company from January 1995 until August 1999. In August 1999, Mr. Burton resigned from the Company. Pursuant to a severance agreement, Mr. Burton will receive six months salary following his resignation.

(7) In February 2000, Mr. Blauwiekel resigned from the Company.

(8) The amount listed reflects moving and relocation expenses.

STOCK OPTION HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning grants of stock options made during its last fiscal year.

                           INDIVIDUAL
                             GRANTS                                                     POTENTIAL
                           -----------                                             REALIZABLE VALUE AT
                                           PERCENT OF                                ASSUMED ANNUAL
                            NUMBER OF         TOTAL        EXERCISE                  RATES OF STOCK
                           SECURITIES     OPTIONS/SARS        OR                   PRICE APPRECIATION
                           UNDERLYING      GRANTED TO        BASE                    FOR OPTION TERM
                           OPTION/SARS    EMPLOYEES IN      PRICE     EXPIRATION   -------------------
          NAME             GRANTED(#)    FISCAL YEAR (%)    ($/SH)       DATE       5%($)      10%($)
          ----             -----------   ---------------   --------   ----------   --------   --------
John F. Falcon...........     45,000          19.6%        $12.5625     4/12/04    $156,185   $345,129
Robert L. Grissinger.....     25,000          10.9            13.50    12/10/03      93,245    206,047
James C. Fanello.........         --            --               --          --          --         --
G. Rodger Loesch.........     12,000           5.2            13.50    12/10/03      44,758     98,902
William R. Burton........     12,000           5.2            13.50    12/10/03      44,758     98,902
David K. Frink...........     12,000           5.2            13.50    12/10/03      44,758     98,902
Craig A. Stacy...........     12,000           5.2            13.50    12/10/03      44,758     98,902
Nickolas L. Blauwiekel...     10,000           4.3         $  13.50    12/10/03    $ 37,298   $ 82,419

AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                             SHARES                  UNDERLYING UNEXERCISED              IN-THE-MONEY
                            ACQUIRED     VALUE       OPTIONS/SARS AT FISCAL         OPTIONS/SARS AT FISCAL
                               ON       REALIZED          YEAR-END (#)                   YEAR-END ($)
         NAME(1)            EXERCISE       $        EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
         -------            --------    --------    -------------------------    ----------------------------
John F. Falcon............        --          --             0/45,000                        0/0
Robert L. Grissinger......        --          --            105,000/0                        0/0
James C. Fanello..........        --          --             25,000/0                        0/0
G. Rodger Loesch..........        --          --             47,000/0                        0/0
William R. Burton.........        --          --             57,000/0                        0/0
David K. Frink............        --          --             27,000/0                        0/0
Craig A. Stacy............        --          --             27,000/0                        0/0
Nickolas L. Blauwiekel....        --          --             10,000/0                        0/0

---------------

(1) Only those options held at the end of the last fiscal year of the Company are listed.

(2) All stock options were out of the money (the exercise price was higher than the market price) as of October 31, 1999.

PENSION PLANS

  Shiloh Corporation Pension Plan

     The following table shows the estimated annual retirement pension benefits under Shiloh Corporation's qualified defined benefit pension plans which would be payable on a straight life annuity basis (with ten years certain), in various compensation classifications upon retirement at age 65 during the plan's fiscal year ending October 31, 1999, after specified periods of service.

FINAL AVERAGE
 ANNUAL PAY                                       YEARS OF SERVICE AT RETIREMENT
-------------                  ---------------------------------------------------------------------
                                                                                           35 YEARS
   AGE 65                      10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    (OR MORE)
-------------                  --------    --------    --------    --------    --------    ---------
  $175,000    ...............  $ 74,102    $ 78,778    $ 83,453    $ 88,129    $ 92,805    $ 97,481
   200,000    ...............    84,977      90,465      95,953     101,442     106,930     112,418
   225,000    ...............    95,852     102,153     108,453     114,754     121,055     127,356
   250,000    ...............   106,727     113,840     120,953     128,067     135,180     142,293
   300,000    ...............   128,477     137,215     145,953     154,692     163,430     172,168
   400,000    ...............   171,977     183,965     195,953     207,942     219,930     231,918
   450,000    ...............   193,727     207,340     220,953     234,567     248,180     261,793
   500,000    ...............   215,477     230,715     245,953     261,192     276,430     291,668
   525,000    ...............   226,352     242,403     258,453     274,504     290,555     306,606

For computing pension benefits under the Shiloh Corporation plan, "Final Average Annual Pay" is based on the average annual earnings for the last five years of employment prior to retirement. Earnings for this purpose include those amounts shown in the Summary Compensation Table paid to the executive officers that are subject to federal social security tax (or that would be subject to such tax if there were no dollar limit on the amount of compensation subject to such tax), i.e., the amounts shown in the "salary" and "bonus" columns. Earnings for purposes of the plan are limited by applicable tax law (to not in excess of $160,000 during the plan's fiscal year ending October 31, 1999; certain accrued benefits attributable to earnings in excess of $160,000 for prior years are grandfathered). The benefits under the Shiloh Corporation plan are not subject to a Social Security offset. The earnings of Mr. Grissinger shown in the Summary Compensation Table that would be taken into account under the Shiloh Corporation plan during the plan's fiscal year ending October 31, 1999 are $160,000; certain accrued benefits attributable to earnings in excess of $160,000 for prior years are grandfathered. As of October 31, 1999, the executive officers that are participants in the plan had the following years of service for purposes of the plan: Mr. Grissinger, 37 years; Mr. Loesch, 13 years; Mr. Burton, 6 years; and Mr. Stacy, 5 years. Messrs. Falcon, Frink and Blauwiekel are not participants in the plan. Mr. D. Fanello was required by applicable tax rules to commence receiving on or before April 1, 1993 minimum required distributions from qualified retirement plans in which he participates, including Shiloh Corporation's qualified defined benefit pension plan. In compliance with such tax rules, in October 1992, Mr. D. Fanello discontinued his participation in Shiloh Corporation's pension plan and an amount equal to the actuarial present value of Mr. D. Fanello's accrued retirement benefit under the plan was transferred from that plan to Shiloh Corporation's qualified profit sharing plan, from which the minimum required distributions are being made. At such time, Mr. D. Fanello had 39 years of service, and his earnings were $206,280 for purposes of the plan. In addition, on May 11, 1995, Mr. J. Fanello discontinued his participation in Shiloh Corporation's pension plan and an amount equal to the actuarial present value of Mr. J. Fanello's accrued retirement benefit under the plan was transferred to Shiloh Corporation's qualified profit sharing plan. At such time, Mr. J. Fanello had 41 years of service, and his earnings were $150,000 for purposes of the plan. In June 1997, the Company entered into a Supplemental Executive Retirement Agreement (the "SERA") which provides Mr. Grissinger with nonqualified pension benefits. Under the SERA, he will receive a monthly retirement benefit equal to 50% of his average monthly compensation, offset by the benefits provided under the Shiloh Corporation pension plan. The estimated monthly benefit payable to Mr. Grissinger under the SERA commencing at age 65 is $15,190. Benefits under the SERA are funded pursuant to an irrevocable trust.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee ("the Committee") of the Board of Directors is responsible for establishing and administering an executive compensation program for the Company, determining the compensation of the chief executive officer and approving the compensation proposed by the chief executive officer for all other executive officers of the Company.

     The Committee, comprised of three non-employee directors, has prepared this report to summarize for the stockholders the Company's policies and practices with regard to executive compensation.

     Objectives. The Company's basic objectives for executive compensation are to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.

     Elements of Compensation. Total compensation has four components: (i) base salary; (ii) short-term incentive (cash bonus); (iii) long-term incentive (stock options); and (iv) deferred compensation (defined benefit retirement plan).

     Base Salary. Base salaries for executive officers are set within ranges that are reasonable, considering comparable positions in companies similar to the Company in industry and region. Base salaries are also intended to be equitable, intracompany, and high enough to keep qualified executives from being overdependent on cash bonuses in a cyclical industry.

     Short-Term Incentives. Annual cash bonuses are based on the Company's attainment of its earnings objectives. In 1997, these incentives were extended to managers in the Company's various business units. All cash bonuses are tied to individual and group performance based on goals established at the start of the year and are available in proportionately greater amounts to those who can most influence corporate earnings.

     Long-Term Incentives. Long-term incentives consisting of stock options are intended to motivate executives to make and execute plans that improve stockholders' value over the long-term.

     Deferred Compensation. The Company's defined benefit retirement plan and a profit sharing retirement plan are available for the executive officers of the Company on the same basis as all other eligible employees of the Company. Both plans are qualified plans to which the Company makes profit sharing and matching contributions on behalf of the plan's participants.

CHIEF EXECUTIVE OFFICER COMPENSATION

     At the start of fiscal 1999, Mr. Grissinger's salary was $375,000. In April 1999 Mr. Grissinger retired and in May began to receive monthly payments of $20,833 in connection with a twelve month consulting agreement that commenced on May 1, 1999 and continues through April 30, 2000. In addition, Mr. Grissinger receives monthly payments of $15,327 from the Company's Supplemental Executive Retirement Plan.

     Mr. Falcon began his employment with the Company in April 1999 at a salary of $300,000. In addition he was granted (i) 45,000 options exercisable into shares of Common pursuant to the Company's 1993 Key Employee Stock Incentive Plan and (ii) the right to receive up to 10,000 shares of Common Stock upon his purchase of 10,000 shares of Common Stock at the market price. At the conclusion of 1999, in light of his solid accomplishments during the fiscal year in improving earnings, strengthening the management team and managing the successful acquisition of MTD Automotive, Mr. Falcon was awarded a cash bonus of $50,000 and options on 25,000 shares of the Company's stock.

     This report is submitted on behalf of the Compensation Committee:

                                          Richard S. Gray, Chairman
                                          James A. Karman
                                          Theodore K. Zampetis

                      COMPARATIVE STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return since October 31, 1995 with the Nasdaq composite index and indices of certain companies selected by the Company as comparative to the Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100.00 on October 31, 1994.

                  COMPARISON OF COMPANY'S COMMON STOCK, NASDAQ
                      COMPOSITE INDEX AND PEER GROUP INDEX

                                                         SHILOH                    PEER INDEX               NASDAQ COMP INDEX
                                                         ------                    ----------               -----------------
10/31/94                                                 63.8298                      96.17                      110.45
10/31/95                                                 92.5532                      81.69                      147.17
10/31/96                                                  140.42                     113.81                      173.52
10/31/97                                                  154.25                     131.72                      226.38
10/30/98                                                  138.29                     108.91                      251.63
10/29/99                                                   79.78                      99.66                      421.39

     For the period of October 31, 1995 through October 29, 1999, the companies selected to form the Company's line-of-business peer group index were: A. M. Castle & Co., Arvin Industries, Inc., Gibraltar Steel Corp., Huntco Inc., Olympic Steel, Inc., Steel Technologies, Inc., Tower Automotive, Inc. and Worthington Industries, Inc. The total return of each member of the Company's peer group has been weighted according to each member's stock market capitalization.

      APPROVAL OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors recommends a vote for approval of the appointment of PricewaterhouseCoopers LLP, as the independent certified public accountants of the Company and its subsidiaries, to audit the books and accounts for the Company and its subsidiaries for the fiscal year ended October 31, 2000. During fiscal 1999, PricewaterhouseCoopers LLP examined the financial statements of the Company and its subsidiaries, including those set forth in the 1999 Annual Report. It is expected that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

        SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

     The Company must receive by October 28, 2000 any proposal of a stockholder intended to be presented at the 2001 annual meeting of stockholders of the Company (the "2001 Meeting") and to be included in the Company's proxy, notice of meeting and proxy statement related to the 2001 Meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals should be submitted by certified mail, return receipt requested. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2001 Meeting ("Non-Rule 14a-8 Proposals") must be received by the Company by January 11, 2001 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company's proxy related to the 2001 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after January 11, 2001.

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 1999, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to: Craig A. Stacy, Chief Financial Officer and Treasurer, Shiloh Industries, Inc., 5389 W. 130th Street, Cleveland, Ohio 44130-1904.

                                 OTHER MATTERS

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The Directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ David J. Hessler
                                          DAVID J. HESSLER
                                          Secretary

February 25, 2000

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY                                                                     PROXY

                             SHILOH INDUSTRIES, INC.

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
                 ANNUAL STOCKHOLDERS MEETING ON MARCH 30, 2000.

         The undersigned hereby constitutes and appoints Curtis E. Moll, John F. Falcon and James C. Fanello, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Shiloh Industries, Inc. to be held at the Holiday Inn Select, 15471 Royalton Road, Strongsville, Ohio 44136 on Thursday, March 30, 2000, at 10:00 a.m., and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING   (change of address)
THE APPROPRIATE BOXES, SEE REVERSE SIDE, AND SHARES
REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL   ------------------------
BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT          ------------------------
INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD ------------------------ OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE ------------------------
YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.       ------------------------

SEE REVERSE SIDE                               (If you have written in the above
                                               space, please mark the
                                               corresponding  oval on the
                                               reverse side of this  card.)

               PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT
                            IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                             SHILOH INDUSTRIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. 0

1. Election of Directors --
      Nominees: Dominick C. Fanello,
      David J. Hessler                                       For       Withhold       For All        Change of Address [ ]
      and Maynard H. Murch IV                                All          All         Except
                                                              0            0             0
      (Except nominees written above)

2. Approval of PricewaterhouseCoopers LLP as                 For        Against       Abstain           Attend Meeting [ ]
      Independent Accountants                                 0            0             0

                                                                                        Dated:
                                                                                              -----------------------
                                                                      Signature(s)
                                                                                   ---------------------------------

                                                                      NOTE:    Please sign exactly as name appears hereon.
                                                                               Joint owners should each sign. When signing
                                                                               as attorney, executor, administrator, trustee
                                                                               or guardian, please give full title as such.


                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT
                            IN THE ENCLOSED ENVELOPE.